QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.28

EXHIBIT B TO CORPORATE EXECUTIVE SEVERANCE PAY PLAN

RELEASE AND WAIVER OF CLAIMS AGREEMENT

        THIS AGREEMENT is made and entered into this            day of                        ,            by and between InFocus, an Oregon corporation (the "Company") and                        (the "Executive) in order to fully and completely resolve any and all issues that the Executive might have in connection with the Company.

        NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein and as a pre-condition of the Executive's receipt of Severance provided in the Corporate Executive Severance Pay Plan dated April 10, 2000, (the "Severance Plan") the parties agree as follows:

1.
Date of Termination.    The Executive's employment with InFocus shall terminate as of                        ("Date of Termination"). He/she shall have no further job responsibilities at the Company after the Date of Termination.

2.    Pay.

  2.1
  Wages.    The Company has paid the Executive all wages owed.

  2.2
  Severance Pay.    Under the terms of the Severance Plan the Company will begin payments of severance pay after the Executive executes and delivers this Agreement to the Company and the revocation period under this Agreement expires.

  2.3
  Payment in Full.    The Executive acknowledges that, other than the severance to be paid under this Agreement, the Company has paid him/her in full any and all sums due related to his employment.

3.
Benefits.    The Executive's benefits shall cease as of the Date of Termination, provided, however, if eligible and in accordance with applicable law, the Executive shall be entitled to participate in the COBRA benefit continuation program at his/her own cost.

4.    Release.

  4.1
  Release.    The executive acknowledges that the terms of his/her severance package are in excess of that to which he/she normally would be entitled upon separation from the Company. In exchange for the payments and benefits contained in the Severance Plan, on behalf of himself/herself and his/her marital community, heirs, executors, administrators and assigns, the Executive waives, acquits, forever discharges, and releases the Company and its past and present affiliates, related corporations, subsidiaries, predecessors, successors and assigns, and all of its or their past and present shareholders, officers, directors, employees, agents and insurers, (collectively "Associated Persons") from any and all claims, demands, actions, causes of action, liabilities, fees, costs or damages, (collectively "Claims") of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, matured or contingent, based upon or arising out of his/her employment by InFocus, the termination of said employment, or any other act or omission whatsoever occurring or existing at any time prior to and including the date of this Release (except as reserved by this Plan or where expressly prohibited by law). This release includes any and all Claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority or law, including by way of example and not limitation, any Claim arising under the applicable state laws dealing with employment or contract, including wages, hours, discrimination, civil rights, any federal claims, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, other Federal Civil Rights Acts, the Americans With Disabilities Act, the Age Discrimination in Employment Act, including the Older Workers Benefit Protection Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the National Labor Relations Act, Executive

    Order 11246, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, all as amended, any regulations under such authorities, and any applicable statutory, contract, tort, or common law theories. This release also applies to any personal Claims for damages or other remedies the Employee may have before any state or local administrative agency.

  4.2
  The Executive acknowledges that there is a risk that subsequent to the execution of this Agreement or after the execution of the Agreement he/she will discover Claims that were unknown or unanticipated at the time this Agreement was executed, which Claims, if known upon the execution of this Agreement or might have materially affected his/her or its decision to execute this Agreement. He/she hereby expressly assumes the risk of such unknown and unanticipated Claims and agrees that this Agreement applies to all such Claims. The provisions of any law, regulation, statute or ordinance providing in substance that releases shall not extend to Claims, or injuries which are unknown or unsuspected to exist at the time to the person executing such release are hereby expressly waived.

  4.3
  THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE HE/SHE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT HE/SHE MAY HAVE AGAINST INFOCUS, INCLUDING THE ASSOCIATED PERSONS, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE.

  4.4
  In such cases where this Agreement is governed, construed, and enforced in accordance with the laws of the state of California, the release set forth in this Agreement is a general release and is intended to encompass all known and unknown, foreseen and unforeseen Claims that the Employee may have against the Company, including Associated Persons. The employee recognizes that there may exist facts which if known to him/her now might affect his/her decision to enter into this Agreement. Nevertheless, the Employee agrees to release all unknown and unforeseen claims and to expressly waive all rights under Section 1542 of the Civil Code of the State of California and any similar law of any state or territory of the United States. Said section provides as follows:

    Section 1542: A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        5.    Non-Disparagement. Each party agrees to not make any derogatory remarks of any nature whatsoever at any time about the other including Associated Persons, or its products either, publicly or privately, unless required by law, after the date of this Agreement.

        6.    Non-Admission of Liability. This Agreement shall not be construed as an admission by the Company of any liability to the Executive, breach of any agreement between the parties, and violation by the Company of any law, statute or regulation.

        7.    Employee Proprietary Rights and Confidentiality Agreement. The Executive acknowledges and reaffirms his obligations under the                        [Fill in title of Confidentiality Agreement] executed by him/her in conjunction with his/her employment at the Company. The terms of that agreement are hereby incorporated herein and made a part of this Agreement. He/she agrees to strictly comply with such terms.

        8.    Return of Property.The Executive agrees to and hereby represents that he/she has returned to the Company all of the Company's property in his/her possession or under his/her control.

9.    Miscellaneous.

  9.1
  Entire Agreement.    This document is the entire, final and complete agreement and understanding of the parties with respect to the subject matter hereof and, other than the                        [Fill in title of Confidentiality Agreement] and the Plan, supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto.

  9.2
  Waiver.    No waiver of any provision of this Plan shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

  9.3
  Binding Effect.    All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns.

  9.4
  Amendment.    No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

  9.5
  Severability.    The provisions of this Agreement are severable. In the event any provision or portion of this Plan is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

  9.6.
  Enforcement.    In the event that there is a breach of this Agreement by either party or noncompliance with the terms contained herein, the non-defaulting or prevailing party shall be entitled to recovery of any reasonable attorney's fees and costs incurred in enforcing this Agreement.

  9.7
  Governing Law and Venue.    This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State in which the Executive has his/her principal personal residence, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the county of the Executive's principal personal residence. The parties hereby irrevocably submit to the jurisdiction of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum.

  9.8
  No Pressure or Coercion.    The Executive acknowledges that he/she has read this Agreement and is being given up to 45 days to consider it. The Executive has been advised to discuss it with financial and legal counsel of his/her choice. The parties further acknowledge that either party may revoke this Agreement within seven (7) days after the revoking party has signed and delivered it. Only after that seven-day period has passed, will the obligations under this Agreement and the payment obligations under the Severance Plan become effective.

  10.0
  Voluntary Act.    The Executive covenants that he/she has freely and voluntarily executed this Agreement, with a complete understanding of its terms and present and future effect, and without any undue pressure or coercion from the Company.

Infocus
[NAME]
By:	By:

Title:

Date:	Date:

QuickLinks

  EXHIBIT 10.28
EXHIBIT B TO CORPORATE EXECUTIVE SEVERANCE PAY PLAN RELEASE AND WAIVER OF CLAIMS AGREEMENT